UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 5, 2017
Finisar Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27999	94-3038428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, California 94089
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On September 5, 2017, Finisar Corporation (the “Company”) held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to a vote of the Company’s stockholders, with the voting results set forth below.

1.	The Company’s stockholders elected the following two persons to serve as Class III directors, to hold office for three-year terms:

Name	For	Broker Non-Votes
Michael L. Dreyer	81,618,827	1,153,797
Thomas E. Pardun	81,614,640	1,157,984

2.	The Company’s stockholders ratified the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 29, 2018:

Votes For:	99,091,662
Votes Against:	199,872
Abstain:	622,566
Broker Non-Votes:	0

3.
The Company’s stockholders approved a non-binding advisory resolution regarding the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting:

Votes For:	65,502,600
Votes Against:	16,523,262
Abstain:	746,762
Broker Non-Votes:	17,141,476

4.
The Company’s stockholders approved a non-binding advisory resolution regarding the option of every “ONE YEAR” as the frequency of future advisory votes on the compensation of the Company’s named executive officers:

One Year:	70,038,363
Two Years:	199,378
Three Years	11,780,744
Abstain:	754,139
Broker Non-Votes:	17,141,476

SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Chris Brown
Chris Brown
Executive Vice President and Chief Counsel
Date:	September 8, 2017